Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 21, 2020, relating to the consolidated financial statements and financial statement schedule of Wisconsin Power and Light Company and subsidiary (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

December 15, 2020